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                                                                    Exhibit 99.1

                          ANNUAL SERVICER'S CERTIFICATE
                               NATIONAL CITY BANK
                   NATIONAL CITY AUTO RECEIVABLES TRUST 2002-A

The undersigned, a duly authorized representative of National City Bank ("National City"), as Servicer pursuant to the Sale and Servicing Agreement dated as of March 1, 2002, as amended and supplemented from time to time (the "Agreement"), between National City, as Seller, Servicer, Administrator and Custodian, The Bank of New York, as Indenture Trustee, National City Auto Receivables Trust 2002-A, as Issuer, and National City Vehicle Receivables Inc., as Depositor, does hereby certify as follows:

          1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

          2. National City is, as of the date hereof, the Servicer under the Agreement.

          3. The undersigned is an officer of National City who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Indenture Trustee.

          4. This Certificate relates to the activities of the Servicer for March 1, 2002 through December 31, 2002 and a review of such activities and of the Servicer's performance of its obligations under the Agreement was conducted under my supervision.

          5. Based on such review, to the best knowledge of the undersigned, the Servicer has performed in all material respects all its obligations under the Agreement through the above period and no default in the performance of such obligations has occurred or is continuing.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 31st day of March, 2003.

                               NATIONAL CITY BANK
                               as Servicer

                               By: /s/ Richard G. Zab
                                  ----------------------------------------------
                                  Name: Richard G. Zab
                                  Title: Senior Vice President - Consumer
                                              Loan Services